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NEWS RELEASE                              TIMKEN
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                                          WORLDWIDE LEADER IN BEARINGS AND STEEL

MEDIA CONTACT:
Elaine M. Russell Reolfi
Global Manager - Corporate & Marketing Communications
(330) 471-3502
Media Kit: www.timken.com/torrington

INVESTOR CONTACT:
Richard J. Mertes
Manager - Investor Relations
(330) 471-3924



                    THE TIMKEN COMPANY TO ACQUIRE TORRINGTON
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                       FOR $840 MILLION IN CASH AND STOCK
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      Highly Accretive Strategic Acquisition Creates World's Third Largest
               Bearings Company and Broadens Timken's Portfolio of
                 Automotive and Industrial Products and Services


     CANTON, OH - October 16, 2002 - The Timken Company (NYSE: TKR), a worldwide leader in bearings and alloy steel, announced today that it has reached an agreement with Ingersoll-Rand Company Limited (NYSE: IR), to acquire its Torrington subsidiary, a leading worldwide producer of needle roller, heavy-duty roller and ball bearings and motion control components and assemblies, for cash and stock valued at approximately $840 million.

     The board of directors of Timken and Ingersoll-Rand have unanimously approved the agreement. Upon completion of the acquisition, Timken will be the world's third largest bearings company with approximately $3.6 billion in annual revenues, global leadership positions in the needle and tapered roller bearing and alloy steel industries, and operations on six continents.



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                Elaine M. Russell Reolfi        Richard J. Mertes
                Mail Code: GNW-37               Mail Code: GNE-04
                1835 Dueber Avenue, S.W.        1835 Dueber Avenue, S.W.
                P.O. Box 6932                   P.O. Box 6928
                Canton, Ohio 44706-09232U.S.A.  Canton, Ohio 44706-09228U.S.A.
                Telephone: 330-471-3502         Telephone: 330-471-3924
                Facsimile: 330-471-7032         Facsimile: 330-471-4421
                e-mail: russelle@timken.com     e-mail: mertes@timken.com
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THE TIMKEN COMPANY



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     Under terms of the agreement, Ingersoll-Rand will receive $700 million in cash and $140 million in Timken shares. The transaction, which is subject to antitrust clearance, successful completion of debt and equity financing, and customary closing conditions, is expected to close during the first quarter of 2003.

     The strategic acquisition of Torrington, which had 2001 sales totaling $1.1 billion, significantly broadens Timken's existing portfolio of automotive and industrial bearings-based products and service solutions and expands the global size and scope of Timken's business. Timken and Torrington each have more than 100 years of operating experience in anti-friction products. Torrington's cylindrical, spherical, needle roller and ball bearings and customized engineering solutions provide a strong complement to Timken's leading tapered roller bearings and alloy steel products.

     Timken expects the acquisition to be accretive to earnings per share by at least 10 percent in 2003. Timken expects to achieve annual cost savings of approximately $80 million to be fully phased in by the end of 2005, with approximately $20 million realized in the first year. This is in addition to the previously announced $80 million in annualized savings Timken expects to realize by the end of 2002 from its manufacturing strategy launched last year.

     Timken's senior management has prepared a detailed integration plan and will extend its ongoing restructuring program to generate cost savings at Torrington and throughout the combined company. Timken will work to realize economies of scale, eliminate duplicative costs, achieve operating efficiencies, and enhance productivity.

     The $700 million cash component of the transaction will be financed through a new senior credit facility underwritten by Banc of America, Key Bank, Merrill Lynch & Co. and Morgan Stanley, a public offering of senior notes, and proceeds from a public offering of 11 million Timken shares. Timken expects to continue to pay its current quarterly dividend of $0.13 per share and expects to retain its investment grade credit ratings. Based on the current Timken share price, the Timken shares to be received by Ingersoll-Rand will represent approximately 11 percent fully diluted ownership in the larger Timken Company. Ingersoll-Rand has agreed not to sell those shares for 6 months after the transaction closes.

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THE TIMKEN COMPANY

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     W. R. Timken, Jr., chairman, said, "We are excited about combining Timken and Torrington, two of the most respected names in manufacturing, to create a stronger bearings products and solutions company that will give us a larger platform to increase shareholder wealth and better serve our customers. We are gaining world leading bearings-based businesses at a fair valuation, and our shareholders will own an expanded global company that is able to leverage many of our existing assets and core competencies and which has a solid balance sheet, greater liquidity and additional value-creation opportunities. By acquiring Torrington, we significantly strengthen our presence in Europe, Asia and Latin America and other emerging markets, which will enable us to compete more effectively, not only with established worldwide firms, but also with growing regional competitors. Timken and Torrington customers will receive the benefits of this acquisition quickly because this is a business we've known for over 100 years."

     James W. Griffith, president and chief executive officer, said, "The acquisition of Torrington will position Timken as a global leader in three complementary product and service lines: tapered roller bearings, needle roller bearings and alloy steels. The addition of Torrington's higher-margin, customized bearings solutions business will significantly strengthen Timken's existing automotive segment and will provide Timken with accelerated growth opportunities in a dynamic area for innovation - power train systems. The combined company's engineering expertise will enable our customers to benefit from innovative new products and leading-edge components to further enhance their competitive positions."

     With Torrington, Timken will have substantially stronger product and service offerings for its automotive and industrial customers. Torrington's sophisticated needle bearings solutions for automotive power train applications provide a strong complement to Timken's leading tapered roller bearings and precision steel component solutions for wheel ends and drive lines. Following the acquisition, Timken will be one of the top 100 automotive suppliers worldwide, with operations in 26 countries. The acquisition will enable Timken to better serve its industrial customers by offering a broader line of engineered products and services. The acquisition will also allow Timken to expand its service offerings to new markets and leverage its geographic presence to provide products and services to the aftermarket.

     For other industries, the acquisition will enable Timken to provide a broadened base of technology, market and applications knowledge for customers and distributors globally. One important result will be more integrated engineering solutions for new original equipment designs and the opening up of new market segments for the company.

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THE TIMKEN COMPANY
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     Mr. Griffith concluded, "Overall, this acquisition will play a significant role in our efforts to increase the pace with which we bring new products and services to market. We intend to see a growing percentage of our company's annual sales come from new product and service offerings. We are confident we can utilize our leadership and operational experience to achieve accelerated growth and profitability for the combined company and look forward to working with the many talented people throughout the Torrington organization."

     Merrill Lynch & Co., Banc of America Securities LLC and Morgan Stanley are acting as financial advisors to Timken. Jones, Day, Reavis & Pogue is acting as Timken's legal advisor. Torrington, with 10,500 employees worldwide, has a network of more than 50 offices and 27 manufacturing plants in North and South America, Europe and Asia.

     The Timken Company (http://www.timken.com) is a leading international manufacturer of highly engineered bearings, alloy and specialty steels and components, as well as a provider of related services. With operations in 24 countries, the company employs about 18,100 people worldwide.

     The company will conduct a teleconference on October 17 at 8:30 a.m. Eastern Time on its third quarter earnings and the transaction. Dial 706-634-0975 (reference Timken) or link to www.timken.com for the Web cast. Replay will be available at 706-645-9291, beginning at 11:30 a.m. Eastern
Time, October 17 through 11:59 p.m. Eastern Time, October 24, 2002. Access Code 4717573. Refer to the company Web site for a PowerPoint presentation, which will be used during the teleconference.

SAFE HARBOR LANGUAGE:
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Certain statements in this news release (including statements regarding the company's forecasts, beliefs and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including the antitrust clearance, financing and



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THE TIMKEN COMPANY
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                                      -5-

other closing risks associated with the consummation of the acquisition of Torrington; the uncertainties in both timing and amount, if any, of actual benefits realized through economies of scale, elimination of duplicative costs, operating efficiencies and enhanced productivity through the integration of Torrington with Timken's operations; risks associated with diversion of management's attention from routine operations during the integration process; risks associated with the greater level of debt associated with the combined companies; and the impact on operations of general economic conditions, the cyclicality of the company's business, customer demand and the company's ability to achieve the benefits of its ongoing restructuring and cost-reduction programs. These and additional factors are described in greater detail in the company's 2001 Annual Report, page 39, the Annual Report on Form 10-K for the year ended December 31, 2001 and the quarterly reports on Form 10-Q for the periods ended March 31 and June 30, 2002. The company undertakes no obligation to update or revise any forward-looking statement.

     This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under applicable securities laws. Timken intends to file a registration statement with the Securities and Exchange Commission in connection with the proposed financing transactions. The registration statement will contain important information about Timken, the transactions and related matters. Investors are urged to read the registration statement carefully when it is available. Investors will also be able to obtain free copies of these documents through the website maintained by the Commission at http://www.sec.gov. The securities to be registered under such registration statement may not be sold, nor may offers to buy be accepted, prior to the time such registration statement becomes effective.

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THE TIMKEN COMPANY